Exhibit 99.2

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2012

INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets at March 31, 2012 (unaudited) and December 31, 2011	1

Condensed Consolidated Statements of Operations (unaudited) for the Three Months Ended March 31, 2012 and 2011	2

Condensed Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended March 31, 2012 and 2011	3

Notes to Condensed Consolidated Financial Statements	4

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CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	AS OF MARCH 31,	AS OF DECEMBER 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,443,836	$5,809,466
Accounts receivable, net of allowance of $8,850 in each period	30,177,200	25,721,753
Inventory	3,154,493	2,898,425
Prepaid expenses	774,773	122,680
Deferred income tax asset	282,803	282,803

Total current assets	37,833,105	34,835,127

PROPERTY AND EQUIPMENT, net	61,833,079	48,696,087

GOODWILL	23,803,116	23,803,116

DEPOSITS	1,903,873	1,677,858

DEBT ISSUANCE COSTS, net of accumulated amortization of $202,708 and $135,139, respectively	878,402	945,971

Total assets	$126,251,575	$109,958,159

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable, trade	$12,187,180	$11,172,844
Accrued liabilities	5,758,273	6,928,341
Notes payable, current portion	7,000,000	6,250,000
Capital lease, current portion	1,388,572	1,236,400

Total current liabilities	26,334,025	25,587,585

LONG-TERM LIABILITIES:
Notes payable, net of current portion	44,197,146	40,947,146
Capital lease, net of current portion	3,302,265	3,374,873
Deferred income tax liability	14,507,545	9,955,426

Total long-term liabilities	62,006,956	54,277,445

Total liabilities	88,340,981	79,865,030

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ EQUITY:
Common shares, $0.001 par value, 2,000,000 shares authorized; 1,140,251 shares issued and outstanding in each period	1,140	1,140
Capital in excess of par value	29,620,177	29,482,180
Stock subscription notes	(98,498)	(232,558)
Retained earnings	8,387,775	842,367

Total stockholders’ equity	37,910,594	30,093,129

Total liabilities and stockholders’ equity	$126,251,575	$109,958,159

See accompanying notes to these condensed consolidated financial statements.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2012	2011
REVENUES –
Service revenue	$50,436,410	$21,873,224

OPERATING EXPENSES:
Cost of revenue	25,377,628	11,623,093
Selling, general, and administrative	9,962,599	5,888,091
Depreciation	2,154,832	1,129,588

Total operating expenses	37,495,059	18,640,772

INCOME FROM OPERATIONS	12,941,351	3,232,452

OTHER INCOME (EXPENSE):
Interest and other income	2,589	2,082
Interest expense	(880,319)	(1,575,233)
Gain on equipment disposal	33,903	—

Total other expense	(843,827)	(1,573,151)

INCOME BEFORE TAX	12,097,524	1,659,301

Income tax expense	(4,552,118)	(713,988)

NET INCOME	$7,545,406	$945,313

See accompanying notes to these condensed consolidated financial statements.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,545,406	$945,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,154,832	1,129,588
Deferred tax expense	4,552,118	713,988
Amortization of debt issuance costs	67,569	62,082
Payment-in-kind interest expense	—	887,533
Gain on disposal of equipment	(33,903)	—
Stock compensation expense	137,997	136,021
Changes in operating assets:
Accounts receivable	(4,455,447)	(2,936,551)
Inventory	(256,068)	(780,853)
Prepaid expenses	(652,094)	(73,389)
Deposits	(226,015)	(1,881,468)
Changes in operating liabilities:
Accounts payable	1,014,336	2,058,169
Accrued liabilities	(1,170,068)	198,665

Net cash provided by operating activities	8,678,663	459,098

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,882,450)	(3,903,820)
Proceeds from disposal of property and equipment	41,150	—

Net cash used in investing activities	(14,841,300)	(3,903,820)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	5,000,000	4,832,128
Repayment of notes payable	(1,000,000)	(1,124,554)

Repayment of capital lease obligation	(337,052)	—
Proceeds from stockholder note repayments	134,059	—

Net cash provided by financing activities	3,797,007	3,707,574

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,365,630)	262,852

CASH AND CASH EQUIVALENTS, beginning of year	5,809,466	3,413,133

CASH AND CASH EQUIVALENTS, end of year	$3,443,836	$3,675,985

SUPPLEMENTAL INFORMATION:
Cash paid for interest during period	$806,984	$577,161

Capital lease acquisitions	$416,616	$—

See accompanying notes to these condensed consolidated financial statements.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Casedhole Holdings, Inc. (the “Company”), a Delaware corporation, was established on April 1, 2008. The Company conducts its operations through its wholly owned subsidiary Casedhole Solutions, Inc.

Through the operating subsidiary, the Company provides a wide range of well-site services to oil and gas drilling and producing companies including logging, perforating, pressure control, plugging, and pipe recovery services. The Company maintains operations in nine service centers located throughout the major United States onshore oil and gas producing regions.

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. “GAAP”).

Certain information and footnotes have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the years ended December 31, 2011 and 2010 and the notes thereto.

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at March 31, 2012 (unaudited) and December 31, 2011.

	March 31,	December 31,
	2012	2011
Wireline units	$26,996,019	$25,922,649
Tools and equipment	24,435,679	24,021,985
Pump down and pressure test equipment	3,513,624	—
Other vehicles	2,585,970	3,078,322
Furniture, fixtures, and office equipment	1,007,042	951,420
Leasehold improvements	2,014,661	1,995,891
Construction in progress	14,361,730	3,652,635

	74,914,725	59,622,902
Accumulated depreciation	(13,081,646)	(10,926,815)

	$61,833,079	$48,696,087

14.	NOTES PAYABLE

Wells Fargo Facility

On June 29, 2011, the Company entered into a $45,000,000 senior secured credit facility with Wells Fargo Bank (“Wells Fargo facility”). The Wells Fargo facility includes a term loan, delayed draw term loan, and revolving commitment totaling $20,000,000, $10,000,000, and $15,000,000, respectively. The amount available under the revolving commitment is limited by the borrowing base which is determined as a percentage of working capital and inventory accounts. As of March 31, 2012, the borrowing base calculated to $26,936,984 but caps at $25,000,000.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company is subject to certain financial covenants including a fixed charge ratio, leverage ratios and minimum EBITDA thresholds. As of March 31, 2012, the Company was in compliance with all debt covenants.

Senior Subordinated Notes

On June 29, 2011, the Company entered into a $10,000,000 senior subordinated note with BNY Mellon-Alcentra Mezzanine III, L.P. (“subordinated notes”). The subordinated notes accrue interest at a fixed rate of 14% and mature on June 29, 2016. The Company is subject to a prepayment penalty equal to 3%, 2%, and 1% of the principal reduction until June 20, 2012, 2013, and 2014, respectively.

The Company is subject to certain financial covenants including a fixed charge ratio, leverage ratios and minimum EBITDA thresholds. As of March 31, 2012, the Company was in compliance with all debt covenants.

Future Minimum Payments

Future payments on notes payable as of March 31, 2012, are as follows for each year ending March 31:

2013	$7,000,000
2014	7,000,000
2015	7,000,000
2016	20,197,146
2017	10,000,000

$51,197,146

15.	COMMON STOCK TRANSACTIONS

During 2010, three new executives were allowed to purchase common stock upon acceptance of their employment with the Company. The purchase price was $25, $35, and $45 per share, respectively, which represented the estimated fair value at the time of issuance. The stock purchase totaled $437,500. The executives issued stock subscription notes totaling $268,750 as part of the purchase price. The stock subscription notes accrue interest at 6%. The maturity dates for stock subscription notes totaling $43,750 and $100,000 are June 1, 2014 and July 31, 2014, respectively. The remaining balance is to be repaid with 50% of the executives’ annual bonus until paid in full or April 30, 2014. From January 1, 2012 through March 31, 2012, the executives repaid $136,340 of principal and accrued interest. The stock subscription notes have been presented as a reduction to stockholders’ equity.

16.	STOCK OPTION PLAN

The 2008 Equity Incentive Plan (the “Equity Incentive Plan”) provides for the granting of incentive stock options to purchase shares of the Company’s common stock to key employees. The 2008 Equity Incentive Plan, as amended on April 29, 2011, authorizes the issuance of options to purchase up to an aggregate of 150,000 shares of common stock with maximum option terms of eight years from the date of the grant. The grant allows eligible individuals to purchase shares of common stock at an exercise price equal to the fair market value of the stock at the date of the grant. The Board approved the Equity Incentive Plan on October 31, 2008. As of March 31, 2012, 22,683 options remained to be granted under this plan.

The following is a summary of option activity under the plan discussed above:

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Number of Shares	Weighted Average Exercise Price
Options exercisable at January 1, 2011	122,817	$34.42
Options granted	2,500	50.00

Options outstanding at March 31, 2011	125,317	34.74

Options exercisable at March 31, 2011	6,682	$28.84

Options outstanding at January 1, 2012	120,317	$34.90
Options granted	—	—

Options outstanding at March 31, 2012	120,317	34.90

Options exercisable at March 31, 2012	34,989	$33.15

The estimated fair value of the options granted during the three months ended March 31, 2011 was calculated using a Black-Scholes option-pricing model. During the three months ended March 31, 2012 no options were granted. For the three months ended March 31, 2011, the weighted average fair value of options granted totaled $23.80. The following table summarizes the weighted average assumptions used in the Black-Scholes model for options granted during the three months ended March 31, 2011:

Expected dividend yield	0.0%
Expected volatility	62%
Risk-free interest rate	1.0%
Expected life (in years)	4
Weighted average grant-date fair value per common share	$23.80

The Company has not paid dividends historically, and has no plans to do so in the foreseeable future; thus, the dividend yields are estimated at zero percent. Expected volatility is based on an average of historical volatility rates based upon publicly traded companies within the oil and gas service industry. Management believes that these average historical volatility rates are currently the best available indicator of expected volatility. The risk-free interest rate is the implied yield available for zero-coupon U.S. government issues with a remaining term of five years. The expected lives represent management’s estimate of the period during which the options will be outstanding.

The options outstanding at March 31, 2012 have a weighted average remaining contractual life of 6.17 years. Unrecognized compensation costs related to non-vested options amounted to $1,225,029 as of March 31, 2012, which is expected to be recognized over the remaining requisite service period of 2.21 years. During the three months ended March 31, 2012 and 2011, the Company recognized $137,997 and $136,021, respectively, of stock compensation expense included in selling, general and administrative expenses.

17.	RELATED PARTY TRANSACTIONS

The Company incurred management fees and expense reimbursements payable to its majority stockholder (“Intervale”) in the amount of $96,107 and $91,070 for the three months ended March 31, 2012 and 2011, respectively. As of March 31, 2012 and 2011, the Company owed Intervale $35,529 and $39,835, respectively, for expense reimbursements.

CASEDHOLE HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 17, 2010, the Company entered into a five-year employment agreement with Mr. Hobbs, former owner of E.M. Hobbs, Inc. which was acquired by the Company. The agreement includes an annual salary and one-time signing bonus of $1,000,000. The signing bonus and associated payroll taxes paid by the Company were to be repaid to the Company in the event Mr. Hobbs terminated his employment prior to May 17, 2011. During the three months ended March 31, 2012 and 2011, the Company has recognized $0 and $250,000, respectively, of compensation expense related to the bonus for services.

The Company has entered into multiple agreements with entities owned by members of management to lease buildings, office space and cranes, as well as general business services. For the three months ended March 31, 2012 and 2011, the Company incurred $354,623 and $242,546, respectively, in expenditures with respect to these parties.

18.	COMMITMENTS AND CONTINGENCIES

The Company has employment agreements with several key officers and employees which require payment of a year of salary if such employees are terminated without cause. The maximum potential obligation is $1,625,000 as of March 31, 2012.

The Company has entered into purchase commitments with several vendors to produce wireline units and pumpdown units. The remaining commitments on the various units as of March 31, 2012 totaled approximately $5,800,000 and these commitments will be paid upon delivery of the units.

19.	SUBSEQUENT EVENTS

On June 5, 2012, the Company entered into an agreement with C&J Spec-Rent Services, Inc. to purchase 100% of the stock of Casedhole Holdings, Inc. The purchase price was $272,500,000 and is subject to normal purchase price adjustments. The transaction closed and funded on June 7, 2012.

Management has evaluated subsequent events through July 31, 2012, the date that these financial statements were available for issuance. No additional material subsequent events exist as of that date.

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